Exhibit 32

Certificate of Chief Executive and Chief Financial Officers Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended December 27, 2014 of Ark Restaurants Corp. (the “Registrant”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Michael Weinstein and Robert J. Stewart, Chief Executive Officer and Chief Financial Officer, respectively, of the Registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(i) this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 78o(d)); and

(ii) the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated as of this 10th day of February 2015

/s/ Michael Weinstein	/s/ Robert J. Stewart
Michael Weinstein Chairman and Chief Executive Officer (Principal Executive Officer)	Robert J. Stewart President and Chief Financial Officer (Authorized Signatory and Principal Financial and Accounting Officer)